UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2007

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.03(a)	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits
Item 9.01(d)	Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 99.1:	Second Amendment to Financing Agreement
EX. 99.2:	Press Release

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On October 3, 2007 the Company entered into Amendment Number Two to Financing Agreement. The Amendment Number Two to Financing Agreement modifies Amendment Number One to Financing Agreement such that the receipt of $4,485,000 from appeal bonds being released pursuant to the Company’s successful appeal of its litigation with Trend Gaming Systems LLC will be applied against the Term Loan of the Company’s Financing Agreement with Ableco Financing LLC as originally required under the terms of the Financing Agreement.

The description of the Amendment Number Two to Financing Agreement set forth above is qualified in its entirety by reference to the full text of the Amendment Number Two to Financing Agreement, which is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 8.01 Other Events.

On October 3, 2007, The Company issued a press release announcing it would pay down the Term Loan of the Company’s Financing Agreement with Ableco Financing LLC by a total amount of eight million dollars. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01(d) Exhibits.

99.1 - Second Amendment to Financing Agreement, executed October 3, 2007 with effective date October 3, 2007, by and among GameTech International, Inc. and the lenders named therein, and Ableco Finance, LLC, as collateral agent and administrative agent.

99.2 - Press release issued by GameTech International, Inc. dated October 3, 2007 announcing pay down of Financing Agreement obligation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

	By:	/s/	Donald Tateishi
Donald Tateishi
Chief Financial Officer,
Treasurer and Secretary
October 3, 2007

EXHIBIT INDEX

99.1	Second Amendment to Financing Agreement

99.2	Press Release